EXHIBIT 23


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



      As independent public accountants, we hereby consent to the incorporation of our report dated February 21, 1996 on the financial statements of Gulf Power Company, included in this Form 8-K, into Gulf Power Company's previously filed Registration Statement File No. 33-50165.




/s/ Arthur Andersen LLP
    Atlanta, Georgia
    February 28, 1996


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